                                                                    Exhibit 99.1
                                                                    ------------
                           WATERTON MANAGEMENT, LLC.
                            9130  SUNSET BOULEVARD
                             LOS ANGELES, CA 90069

                                 July 9, 2001


Zany Brainy, Inc.
2520 Renaissance Avenue
King of Prussia, PA  19406
Attention: Thomas G. Vellios
           President and CEO


       Re:  WATERTON MANAGEMENT, LLC. ("WM") -
            Proposal for the Acquisition of
            Zany Brainy, Inc., and its Affiliates (the "Proposal")
            ------------------------------------------------------

Dear Mr. Vellios:

     Pursuant to our discussions, we are pleased to present this Proposal whereby entities controlled by or affiliated with WM ("Lenders") will provide the financing by which a newly formed Delaware limited liability company ("Subco") will acquire substantially all of the assets of and assume certain designated liabilities used in connection with the businesses of Zany Brainy, Inc., a Pennsylvania corporation ("ZBI"), Children's Products, Inc., a Delaware corporation ("CPI"), Children's Development Inc., a Delaware corporation ("CDI"), Noodle Kidoodle, Inc., a Delaware corporation ("NKI"), Children's Distribution, LLC., a New Jersey limited liability company ("CDLLC"), and Zany Brainy Direct LLC., a Delaware limited liability company ("ZBD") (hereinafter, collectively, the "Debtor"). ZBI, CPI, CDI, NKI, CDLLC and ZBD are all debtors in possession in a case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). 100% of the membership interests in Subco will be owned by each of the constituent entities comprising the Debtor approximating the value of the assets contributed by such entities (the "Membership Interests"). The transfer of the Debtor's assets and assumption of Debtor's liabilities contemplated herein (the "Transaction") by Subco shall be consummated pursuant to Sections 363 and 365 of the Bankruptcy Code. The parties will close the Transaction within three (3) business days of the entry of an order of the United States Bankruptcy Court having jurisdiction over the Debtor's pending Chapter 11 case (the "Bankruptcy Court") approving the Transaction (the "Closing"). We anticipate that the Closing will occur on or about August 15, 2001, but in no event later than August 31, 2001 (the "Closing Date"). In addition, as set forth in Section 5 below, certain payments to be made after the Closing Date will be guaranteed by an entity/1/ whose financial resources are reasonably satisfactory to the Debtor and the Creditors Committee.

     1.   Structure of Transaction.

          The Transaction will be structured as follows:

               (a)  The Debtor will immediately form Subco.

               (b) Subco will enter into a secured loan agreement with the Lenders,pursuant to which the Lenders agree to lend to Subco, on the Closing Date, an amount (the "Subco Loan") equal to the "Contribution," as hereinafter defined, plus $15 million (the $15 million portion of the Subco Loan is hereinafter referred to as the "Subco Loan Working Capital Portion"). The Subco Loan shall bear interest at a rate of prime plus 2%, payable monthly. A portion of the Subco Loan shall be utilized to fund the consummation of the Transaction, and the Subco Loan Working Capital Portion will remain with Subco as working capital. The Subco Loan will be secured by all of the assets of Subco and a non-recourse guarantee of Subco's obligations under the Subco Loan by the Debtor (the "Guaranty"). The Guaranty will be secured by a pledge by the Debtor of the Membership Interests. The pledge of the Membership Interests will provide, among other things, for the Lenders to vote the Membership Interests on all matters while the Subco Loan is outstanding and to exercise all aspects of the limited oversight rights granted to the holders of the Membership Interests by Subco's operating agreement. The Subco Loan will mature on the first to occur of (i) February 17, 2002; (ii) the failure of the Debtor to confirm the "Plan," as defined below, or
               (iii) the occurrence of any other specified event of default (the "Maturity Date"). On the Maturity Date, the Lenders shall have the immediate and indefeasible right (which may not be defeated through the Debtor's or Subco's payment of the outstanding amounts due under the Subco Loan or the Debtor's guaranty thereof) to exercise any or all of the following rights: (i) immediately foreclose on the Membership Interests and/or all of the assets of Subco and (ii) in consideration of the cancellation of the Guaranty and upon payment of the "Post-Closing Contributions," as hereinafter defined, to convert the outstanding indebtedness under the Subco Loan into 100% of the Membership Interests in Subco on a fully-diluted basis (items (i) and (ii) above hereinafter collectively referred to as "Lender's Rights").


_____________________

1/   Such entity to be identified and agreed to at the time of execution of the
-
Transaction Documents.

               (c) Subco will execute an asset transfer and contribution agreement with the Debtor which will set forth the terms and conditions of the Transaction as contemplated hereby and otherwise in form and substance be acceptable to Lenders (the "Subco Agreement").

               (d) Concurrent with the execution of the Subco Agreement, Subco will enter into a supervisory agreement with Lenders or their designee (the "Supervisor"), pursuant to which the Supervisor will on and after the Closing Date, supervise the operations of Subco (the "Oversight Agreement").

               (e) Subco's operating agreement shall vest in Subco's officers, sole and exclusive control over the business and operations of Subco, subject only to limited oversight by the owners of the Membership Interests. The Supervisor shall designate the officers of Subco, who, prior to the "Effective Date," as hereinafter defined, shall have sole responsibility and control over the business and operations of Subco. Such officers shall, during the period after the Closing Date but prior to the Effective Date, have full and exclusive authority to, make all business decisions with respect to, and to operate, the business of Subco.

               (f) On the Closing Date, the Debtor and Subco will consummate the Transaction pursuant to which: (i) the Debtor will receive the Contribution (but not the Subco Loan Working Capital Portion, which will be retained by Subco), payable as described below;
               (ii) the "Assets," as hereinafter defined, will be conveyed to Subco, and (iii) Subco will assume certain liabilities of the Debtor, including those relating to the "Assigned Contracts," as defined below.

               (g) The Debtor will agree to file the Plan and the disclosure statement no later than 60 days after the Closing Date and to pursue diligently the confirmation and effectiveness of such Plan. The Debtor will use its best efforts to cause the Official Committee of Unsecured Creditors (the "Creditors Committee") to support the Plan and urge confirmation thereof. The Plan will provide for an effective date thereof no earlier than January 2, 2002 and no later than February 17, 2002 (the "Effective Date").

               (h) The Plan shall provide that WM, or its designee, shall purchase all of the stock of the "Reorganized Debtor," as hereinafter defined, for $12,150,000, subject to adjustment as set forth in Section 4 below.

               (i) In the event the Plan is (x) not confirmed or (y) does not become effective by February 17, 2002, Lenders shall have the immediate and indefeasible right (which may not be defeated through the Debtor's or Subco's payment of the outstanding amounts due under the Subco Loan or the Debtor's guaranty thereof) to exercise the Lender's Rights; provided, however the exercise of the Lenders Rights shall not relieve the Lenders of the obligation to pay the Post-Closing Contributions, as hereinafter defined, or affect the obligation of the guarantor thereof.

     2.   Assets to be Acquired
          ---------------------

          At the Closing, pursuant to Section 363(f) of the Bankruptcy Code, the Debtor will transfer to Subco, free and clear of liens and encumbrances, all of the assets of the Debtor, except claims for relief arising under the avoidance power provisions of the Bankruptcy Code (the "Assets"). The Assets shall include, but shall not be limited to:

               (a) the Debtor's cash and cash equivalents, inventory, accounts receivable, deposits (including deposits for pre-paid inventory, utilities, real and personal property leases, not including any pre-petition retainers paid to professionals), rights in any property, whether tangible or intangible (including the Debtor's domestic and foreign tradenames, trademarks, customer lists, Internet domain names, web sites and all other intellectual property), licenses and such other property (real and personal) and equipment owned, leased or licensed by the Debtor;

               (b) the Debtor's interest in all real property owned or leased by it, including but not limited to approximately 187 retail store locations currently operated by the Debtor (the "Retail Stores") and all furniture, fixtures and equipment and other personal property located therein. Notwithstanding the foregoing, Subco may, in its sole discretion and with the approval of Lenders, elect not to assume certain leases with respect to Retail Store locations and other executory contracts (the "Excluded Contracts"), by notice to the Debtor no later than three (3) business days prior to the "363/365 Transaction Procedures Hearing," as hereinafter defined; and

               (c) the Debtor's interest in the executory contracts, licenses and real or personal property leases with respect to all Assets set forth in subsection (a) and (b) above, except the Excluded Contracts (the "Assigned Contracts").

     3.   The Contribution
          ----------------

          The Debtor shall, in exchange for the Assets transferred to Subco by the Debtor, receive the proceeds of the Subco Loan, except for the Subco Working Capital Portion, in an amount equal to $68,076,000/2/, subject to adjustment as set forth in Section 4 (the "Proceeds"); PLUS the Post-Closing Contributions, if applicable; PLUS the benefit of the assumption by Subco:

               (a) of the Debtor's obligations with respect to (i) the Amended and Restated Employment Agreements for Thomas G. Vellios/3/, Robert A. Helpert, Daniel J. Kaufman, Michael A. Levin and Eugene
               F. Rosadino, Jr. (collectively the "Management"), and (ii) the Debtor's Severance Pay and Retention Bonus Plan (the "Retention Plan"), as described in Section 8 below, and the 2001 Performance Incentive Plan, except to the extent that any severance pay is otherwise covered with respect to Management in item (a)(i) above (collectively, "Employee Obligations");

               (b) of the Debtor's post-petition trade payables or payment thereof (the "Trade Payables");

               (c) of (i) the Debtor's liabilities for all outstanding gift certificates, (ii) all post-petition liabilities on the Closing Date expected to be settled for cash, (iii) certain other accrued expenses of the Debtor through the Closing Date and (iv) all post-petition and pre-Closing Date allowable professional fees and other case administrative costs and expenses (as set forth in Section 507(a)(1) of the Bankruptcy Code) (items (i) through (iv) are hereinafter the "Accruals");

               (d) of "Post-Closing Date Case Costs," defined as all post-Closing Date and pre-Effective Date allowable professional fees and other case administrative costs and expenses (as set forth in Section 507(a)(1) of the Bankruptcy Code), provided, that Lenders have previously approved in writing, the "Budget," as such term is hereinafter defined;

               (e) of the Debtor's store and other leases and other executory contracts, except for the Excluded Contracts to be designated by Subco;


________________________

2/   Computed as follows:
-

               Est. Wells Fargo DIP Balance          $  66,176,000
               Cure Costs                                1,700,000
               Post-Closing Date Case Costs Retainer       200,000
                                                        ----------
               Total                                 $  68,076,000

3/   Mr. Vellios shall  receive his portion of the retention payment on the
-
Closing Date.

               (f) of all "cure costs" under section 365 of the Bankruptcy Code with respect to Assigned Contracts or payment thereof (the "Cure Costs"); and

               (g) of the secured claim of PNC in an amount acceptable to Subco or as determined by the Bankruptcy Court (the "PNC Obligation").

     The Proceeds, PLUS, the Post-Closing Contributions, if applicable, are collectively referred to as the "Contribution." The Contribution shall be payable as set forth in Section 5 below.

     4.   Post-Closing Payment Adjustments
          --------------------------------

               (a) The "Post-Closing Payments," as hereinafter defined, shall be adjusted upwards or downwards as calculated in Section 4(b) and 4(c) below to reflect changes in the amount of certain assets and liabilities of the Debtor on the Closing Date from the amounts of such items as listed below/4/:

                    (i) $2,952,000 for cash and cash equivalents, and pre-paid inventory deposits (the "Deposits");

                    (ii) $3,276,000 for the accounts receivables, net of reserves ("A/Rs");

                    (iii) $110,929,000 as such number may be reduced to reflect the value of any "eligible inventory" returned to creditors prior to the Closing Date, with the consent of WM, pursuant to section 546(g)* of the Bankruptcy Code, in an amount not greater than $1.5 million (the "Inventory Benchmark Amount"). For the purposes of calculating the adjustment to the Contribution, if any, required by this Section 4(a)(iii), the Inventory Benchmark Amount shall be compared to the Debtor's "Adjusted Inventory Value," as hereinafter defined, on the Closing Date. Adjusted Inventory Value shall be defined as the sum of: (x) the book value of the Debtor's inventory adjusted to reflect all adjustments for shrink, damage, freight, etc., pursuant to the formula utilized by Wells Fargo in determining the "eligible inventory" in the Debtor's DIP Facility, and (y) the book value of all fully-paid in-transit inventory owned by the Debtor which is not included as "eligible inventory." Solely for the purposes of calculating the Inventory Benchmark Amount, we have

_____________________________

4/   The amounts set forth in items (i) through (ix) are derived from the
-
information contained in the Debtor's projections and 2001 Projected Monthly Balance Sheets provided on June 7, 2001 (the "Balance Sheet"), a copy of which is attached hereto.

                    utilized 86% of the inventory balances set forth on the Balance Sheet;

                    (iv) $66,176,000 as such number may be reduced by: (i) the "Cap Ex Expense Reduction," as such term is hereinafter defined and (ii) in the event the Closing occurs prior to September 1, 2001/5/, by an amount equal to $37,500 per day for each day the Closing occurs prior to such date (the "DIP Facility Payoff Benchmark"). Said $37,500 daily reduction is intended to reflect 50% of estimated daily "losses" the Debtor would be incurring during this period which are reflected in the benchmark numbers utilized to determine the estimated DIP Facility outstanding. For the purposes of calculating the adjustment to the Contribution, if any, required by this Section 4(a)(iv), the DIP Facility Payoff Benchmark shall be compared to the "DIP Facility Closing Balance," defined as the outstanding principal balance, accrued and unpaid interest and other amounts owed by the Debtor on the DIP Facility on the Closing Date.

                    (v)    $16,974,000 for the Trade Payables;

                    (vi)   $8,690,000 for the Accruals;

                    (vii) $1,700,000 for the Cure Costs less the Cure Cost attributable to any Excluded Contract;

                    (viii) $486,251 for all pre-Closing Date capital expenditures; and

                    (ix)   $1,000,000 for all Post-Closing Date Case Costs.

               (b) The Post-Closing Payments shall be increased dollar for dollar in an amount equal to the amount by which (1) any of items
               (i), (ii), (iii), (viii) and (ix)/6//7/ is greater than the amount designated for such items above PLUS

_________________________

5/   Unless otherwise noted, all benchmark amounts utilized herein were
-
originally derived from the Balance Sheet information for the Debtor's fiscal month ended September 1, 2001.

6/   For the purposes of Sections 4(b) and (c) any "Excess Expenditures," as
-
hereinafter defined, reflected in item 4(a)(viii) shall only be included in the calculation of the Post-Closing Adjustments contemplated therein, in the event the Representatives have approved in writing such Excess Expenditures. Any portion of the Excess Expenditures which has not been approved in writing by the Representatives shall not be paid by Subco or Lenders and, for the purposes of Sections 4(b) and (c), shall not increase Post-Closing Payments. For the
purposes hereof   "Excess Expenditures" shall be defined the amount by which all
Cap Ex Expenditures exceed $486,251. In addition, notwithstanding anything to the contrary contained elsewhere herein, the amount by which any items (iv) through (vii) is less than the amount designated for such items EXCEEDS (2) the sum of (y) the amount by which any of the items (i), (ii), (iii), (viii) or
               (ix)is less than the amount designated for such items above, PLUS
               (z) the amount by which any items (iv) through (vii) is greater than the amount designated for such items; or

               (c) The Post-Closing Payments shall be decreased dollar for dollar in an amount, not to exceed $4,650,000 PLUS the amount of the "Sales Target Adjustment," as hereinafter defined, if any (the "Maximum Adjustment"), equal to the amount by which (1) any of items (i), (ii), (iii), (viii) or (ix) is less than the amount designated for such items above, PLUS (2) the amount by which any of items (iv) through (vii) is greater than the amount designated for such items above, EXCEEDS (2) the sum of: (y) the amount by which any of items (i), (ii), (iii), (viii) or (ix) is greater than the amount designated for such items above, PLUS (z) the amount by which any of items (iv) through (vii) is less than the amount designated for such items.

               (d) In addition to the Initial Post-Closing Payment Adjustment, as hereinafter defined, the Post-Closing Payments shall be adjusted downward dollar for dollar by the amount by which the Debtor's "Sales," calculated in accordance with generally accepted accounting principles ("GAAP"), for the period from June 3, 2001 through the Closing Date, is less than the Sales Target (the "Sales Target Adjustment"). For the purposes hereof, the "Sales Target" shall be $69,958,000/8/` MINUS the amount equal to

               $800,000 multiplied by the number of days, if any, prior to September 1, 2001 on which the Closing occurs.

               (e)  In the event the allowed rejection damage claims subject to
               Section 502(b)(6) of the Bankruptcy Code with respect to the Excluded Contracts

________________________________________________________________________________

 the DIP Facility Benchmark shall be adjusted downward dollar for dollar to reflect the amount, if any, by which the Cap Ex Expenses actually paid by the Debtor prior to the Closing Date is less than $486,251 (the "Cap Ex Expense Reduction").

 7/  For the purposes of Sections 4(b) and 4(c), "Excess Post-Closing Date Case
 -
 Costs, " as hereinafter defined, shall only be included in the event that the Lenders have previously consented in writing to a budget (the "Budget"), submitted by counsel for the Debtor and the Creditors Committee for all Post-Closing Date Case Costs, including such Excess Post-Closing Date Case Costs on or before 30 days after the Closing Date. The Budget shall be up to and shall not exceed $1,000,000, unless any increase above such amount has been approved in writing by the Lenders (the "Total Budgeted Amount").

 8/  Represents a reduction of $9 million from the projected Sales for such
 -
 period in the Balance Sheet.

               exceeds $2.5 million (the amount of such excess hereinafter defined as the "Excess Claims"), the Contribution shall be increased so that the percentage recovery under the Plan by the holders of allowed unsecured claims shall not be diminished as a result of the Excess Claims (the "Excess Claims Adjustment").

     For the purposes hereof, the aggregate of the Post-Closing Payments adjustments resulting from the application of Section 4(b) or 4(c) above shall hereinafter be referred to as the "Initial Post-Closing Payment Adjustment." The Initial Post-Closing Payment Adjustment shall increase or decrease, whichever is applicable, either the "Second Payment" or the "Second Plan Payment," as such terms are hereinafter defined. In the event of a Sales Target Adjustment, the Maximum Adjustment, as applied to the calculation of the Initial Post-Closing Payment, shall be increased by an amount equal to the Sales Target Adjustment. The Sales Target Adjustment, if any, shall be subtracted first from the Second Payment and then, if necessary, from the First Payment. The Excess Claims Adjustment, if any, shall be added solely to the Second Payment. The parties agree that no adjustment to the Post-Closing Payment which would otherwise be required by this Section 4 shall occur as a result of either: (i) the liquidation of excess inventory (the "Liquidation") or (ii) the sale of inventory from store closings (the "Closing Inventory Sale") only if the Representatives have approved any such Liquidation or Closing Inventory Sale in writing.

     5.   Payment of the Contribution
          ---------------------------

               (a) On the Closing Date, Subco shall transfer to the Debtor Proceeds equal to (i) the amount necessary to pay all sums due and owing under the DIP Facility (the "DIP Facility Closing Balance"), (ii) the Cure Costs and (iii) any Cure Cost attributable to the PNC Obligation; and

               (b) On the Closing Date, Subco shall deliver the "Retention Fund," as such term is hereinafter defined, to the "Retention Escrow Account," as such term is hereinafter defined, pursuant to
               Section 8(c) below.

               (c) Subco shall satisfy the Debtor's obligations pursuant to Sections 3(a) (except with respect to the Retention Payment discussed below), 3(b), and 3(c) in the ordinary course as such obligations become due, and, as to 3(e), such amount as is agreed to by Subco or determined by the Bankruptcy Court.

               (d) Lenders shall loan to Subco, who shall remit to the Debtor, additional Contributions (specifically including the initial $200,000 included in the Contribution identified in Section 3 of the Term Sheet, above) constituting a $200,000 evergreen retainer up to the Total Budgeted Amount which funds shall be used to pay for Post-Closing Date Case Costs, consistent with the Budget and, if necessary, approved by the Bankruptcy Court.

               (e) If the Plan is confirmed and becomes effective on or before February 17, 2002, a portion of the Contribution in the sum of $12,150,000, as adjusted pursuant to Section 4 above (the "Post-Closing Contributions"), shall be payable, without interest thereon, (1) $6,075,000 on the later of (x) the Effective Date of the Plan or (y) January 31, 2002 (the "First Payment"), and (2) $6,075,000 on July 31, 2002 (the "Second Payment"). Solely in the event that, as a failure of (A) the general unsecured creditors to vote for confirmation of the Plan or (B) other actions or failure to act by the unsecured creditors which prevent confirmation of the Plan or the Effective Date occurring on or before February 17, 2002, the Plan (x) is not confirmed or (y) does not become effective by February 17, 2002, the Post-Closing Contribution shall, subject to the adjustments set forth in
               Section 4 above, be reduced by $500,000, and only $11,650,000 of the Post-Closing Contribution, shall be loaned by Lenders to Subco, which Subco shall be entitled to remit to the Debtor, payable $5,500,000 on March 1, 2002 and $6,150,000 on July 31,
               2002. The First Payment and the Second Payment shall constitute Post-Closing Payments. The Post-Closing Contributions shall be guaranteed by an entity whose financial resources are reasonably satisfactory to the Debtor and the Creditors Committee.

     6.   Debtor's Ongoing Operations, Consultation Rights
          ------------------------------------------------

          The Debtor shall, prior to the Closing, continue to operate its business in the ordinary course, substantially in the manner as currently being conducted prior to the date hereof. The Debtor and Lenders, or Lenders' designee, shall enter into an agreement pursuant to which the Debtor shall grant to representatives of the Lenders (the "Representatives") the right to participate and give guidance with respect to the Debtor's day to day business operations and planning (the "Consultation Agreement"). The Consultation Agreement shall provide that the Representatives shall be given reasonable access to the books and records of Debtor and be consulted with respect to material aspects of Debtor's business operations, including store closings, the assumption or rejection of executory contracts, the hiring and firing of key management and store personnel, the development of major merchandising and marketing programs and any significant transactions out of the ordinary course of Debtor's business operations. In addition, the Representatives shall have the right of prior written consent prior to return by the Debtor of inventory pursuant to Section 546(g)* of the Bankruptcy Code. Except as provided in the cash flow forecasts dated June 20, 2001 provided to Wells Fargo and to representatives of WM, no inventory of the Debtor other than "eligible inventory" as such term is defined pursuant to the DIP Facility may be sold by the Debtor without the prior written consent of the Representatives. The effectiveness of the Consultation Agreement shall be contingent upon the entry of an order by the Bankruptcy Court approving the Consultation Agreement (the "Consultation Agreement Order").

     7.   Break Up Fee and Bankruptcy Court Orders
          ----------------------------------------

          The Debtor shall file one or more motions with the Bankruptcy Court, in form and substance acceptable to the Lenders, for Bankruptcy Court approval of: (i) items (a), (c), (d) and (f) below on or before July 11, 2001 and (ii) items (b) and (e) as soon as practicable after the finalization of the Transaction Documents with respect thereto. The motion(s) filed shall cover:

               (a) procedures covering the acquisition of substantially all of the Debtor's assets by Subco as contemplated hereby and the assumption of certain liabilities and the Assigned Contracts (the "363/365 Transaction Procedures Motion");

               (b) the terms and conditions of the Subco Loan and Lenders' security interests with respect thereto (the "Subco Loan and Security Interest Motion");

               (c) break-up fee protection for the Lender (the "Break-Up Fee Motion");

               (d) the Consultation Agreement (the "Consultation Agreement Motion");

               (e)  the Oversight Agreement (the "Oversight Agreement Motion");
               and

               (f)  the Transaction (the "363/365 Transaction Approval Motion").

          The Bankruptcy Court hearing on the 363/365 Transaction Procedures Motion shall hereinafter be defined as the "363/365 Transaction Procedures Hearing." The Lenders' and the Debtor's obligations to proceed with the Transaction are subject to and conditioned upon the Bankruptcy Court having entered the following orders in form and substance acceptable to the Lenders and the Debtor:

               (g) an order approving a sale of the Assets, the assumption of certain liabilities and the assignment of the Assigned Contracts in accordance with the terms of this Proposal pursuant to Sections 363 and 365 of the Bankruptcy Code, without overbid, and setting the hearing date for such sale to be no later than August 24, 2001 (the "363/365 Transaction Procedures Order");

               (h) an order approving the Transaction Documents, as hereinafter defined, and the Transaction (the "363/365 Transaction Approval Order");

               (i) an order requiring the Debtor to pay to the Lender a payment equal to the sum of: (y) 3% of the Contribution (the "Break-Up Fee") PLUS(z) the Lenders' costs and expenses, including professional fees and expenses, incurred from and after May 15, 2001, in an aggregate amount not to exceed $650,000 relating to Lenders' due diligence with respect to the Debtor, the negotiation and drafting of this Proposal, the documents and pleadings contemplated hereby, the Plan, the disclosure statement, and any transaction between Lenders and/or WM and the Debtor and the actual out of pocket costs and expenses of the Representatives incurred in connection with their services with respect to the Consultation Agreement ("Lenders' Expenses"). The Break-Up and Termination Fee Order, as hereinafter defined, shall provide that the Break-Up Fee would be immediately due and payable to the Lenders by the Debtor in the event of the failure or refusal of the Debtor to Close the Transaction as a result of: (i) the Bankruptcy Court approval of an alternative transaction or sale of assets of the Debtor; or (ii) the filing of a plan of reorganization that does not contemplate the Transaction (the "Alternative Transaction"). The Break-Fee and Termination Fee Order shall also provide that no Break-Up Fee will be payable after the occurrence of the Closing Date. The Break-Up and Termination Fee Order will further provide that Lenders shall be entitled to receive Lenders' Expenses not to exceed $650,000 PLUS $350,000 (the "Termination Payment") in the event Lenders terminate the Transaction as a result of (i) a material breach of the Debtor's obligations under the Transaction Documents, including a breach or failure of the Debtor's obligations as set forth in sections 10 and 11(c) below (without an Alternative Transaction) or (ii) the Debtor's failure or inability to Close the Transactions (the "Break-Up and Termination Fee Order"). If Lenders exercise the rights of conversion or foreclosure as provided in
          Section 1(i) above, Lenders shall not be entitled to receive any Termination Payment or the Break-Up Fee.;

          (j) an order approving the Consultation Agreement (the "Consultation Agreement Order");

          (k) an order approving the Oversight Agreement (the "Oversight Agreement Order"); and

          (l) an order approving the terms and conditions of the Subco Loan and Security Agreements and the Subco Loan (the "Subco Loan and Security Agreement Order");

     The 363/365 Transaction Procedures Order, 363/365 Transaction Approval Order, Break-Up and Termination Fee Order, Consultation Agreement Order, the Oversight Agreement Order and Subco Loan and Security Agreement Order, shall hereinafter be collectively referred to as the "Bankruptcy Court Orders." Notwithstanding anything to the contrary contained above, no party may terminate its obligations to proceed with the Transaction as a result of the failure to obtain a Bankruptcy Court Order, if such failure has been due to such party's breach of any of its obligation hereunder or pursuant to any Transaction Document.

     8.   Retention Plan
          --------------

          The parties agree that as soon as practicable after the date hereof, the Debtor shall file appropriate pleadings with the Bankruptcy Court, which shall be supported by the Creditors Committee, to amend the proposed Retention Plan to provide as follows:

               (a) a reduction in the maximum estimated payment to employees under the Retention Plan to $2,056,739;

               (b) a postponement of the eligibility and payment dates under the Retention Plan to January 2, 2002 (the "Payment Date"); and

               (c) on the Closing Date, Subco agrees to deliver an amount equal to the estimated maximum amount which would be due to employees under the Retention Plan (the "Retention Fund") to a mutually agreeable escrow agent (the "Escrow Agent") to be held in an interest bearing escrow account (the "Retention Escrow Account"). Subco shall be entitled to receive interest on the Retention Fund PLUS any amounts no longer payable to employees pursuant to the Retention Plan. The Escrow Agent shall make the payments to eligible employees on the Payment Date out of the Retention Fund.

     9.   Plan of Reorganization
          ----------------------

               (a) The Debtor will agree to use its best efforts to confirm a consolidated plan of reorganization (the "Plan") which shall provide that the Reorganized Debtor, as hereinafter defined, sells to WM or its designee, on terms and conditions consistent with this Proposal, all of the stock or equity interests of the Reorganized Debtor for the payment to the Reorganized Debtor of $12,150,000, as such amount may be adjusted pursuant to Section 4 above (the "Plan Payment")/9/. The Debtor will also agree to file the Plan and appurtenant disclosure statement in form and substance acceptable to Lenders no later than 60 days after the Closing Date and to pursue diligently the confirmation and effectiveness of such Plan. The Creditors Committee will agree to support the Plan. The Debtor will agree that the Plan shall contain the following terms:


                    (i) An Effective Date no earlier than January 2, 2002 and no later than February 17, 2002;

                    (ii) That the Plan be a consolidating and consolidated plan of reorganization pursuant to which the Debtors would consolidate into a single reorganized entity (the "Reorganized Debtor"); and

                    (iii) The Plan Payment, prior to applicable adjustments pursuant to Section 4 above, shall be payable to the Reorganized Debtor as provided in Section 5(d) above.


_____________________

/9/   For the purposes hereof, the Plan Payment and the Post-Closing
 -
Contributions shall be collectively referred to as the "Post-Closing Payments."

               (b) In the event the Plan is (x) not confirmed or (y) does not become effective by February 17, 2002, Lenders shall have the immediate and indefeasible right (which may not be defeated through the Debtor's or Subco's payment of the outstanding amounts due under the Subco Loan or the Debtor's guaranty thereof) to exercise the Lender's Rights; provided, however the exercise of the Lenders Rights shall not relieve the Lenders of the obligation to pay the Post-Closing Contributions, as hereinafter defined, or affect the obligation of the guarantor thereof.

     10.  Lenders' Deposit
          ----------------

          On or before the hearing date for the 363/365 Transaction Procedures Motion, WM shall cause the Lenders to deposit on behalf of Subco an amount equal to $1,000,000 (the "Initial Deposit") in an interest bearing escrow account with the Escrow Agent, and upon entry by the Bankruptcy Court of one or more orders approving each of the Transaction Procedures , the 363/365 Break-Up and Termination Fee and the Consultation Agreement, WM shall cause the Lenders to deliver to the Escrow Agent on behalf of Subco an additional amount equal to the amount of the Break Up Fee MINUS the Initial Deposit (hereinafter, the "Earnest Money Deposit"). The Earnest Money Deposit shall serve as liquidated damages in the event that the Debtor terminates the Transaction Documents prior to the Closing Date as a result of the breach thereof by Lenders, WM or the guarantor. The Earnest Money Deposit shall become non-refundable, except as provided in the Transaction Documents, upon the entry of the 363/365 Transaction Procedures Order. The amount of the Earnest Money Deposit shall be an unsecured advance from Lenders to Subco, which pursuant to the agreement with the Escrow Agent shall be directly refundable to the Lenders in the event it becomes refundable pursuant to the terms of the Transaction Documents.

     11.  Conditions to Closing
          ---------------------

          Lenders' obligations to fund Subco shall be subject to the following conditions:

               (a) Execution of a definitive Subco Agreement, the Oversight Agreement, Subco Loan and security agreements and related transactional documents (the "Transaction Documents") on or before July 27, 2001 or such other date as may be ordered by the Bankruptcy Court.

               (b) On the Closing Date, the Adjusted Inventory Value shall be no less than $99,863,000 minus the Adjusted Inventory Value of any inventories relating to the Debtor's stores which, subject to the Representatives' written approval, are closed by the Debtor prior to the Closing Date, as further adjusted in the event that the Closing occurs prior to September 1, 2001 on a per diem pro rata basis based upon the projected inventory set forth in the Balance Sheet;

               (c) Through the Closing Date, the aggregate amount of the Debtor's "Sales", calculated in accordance with GAAP, for the months of June through August, 2001, shall not be less than $63,000,000/10/ MINUS the amount equal to $720,000 multiplied by the number of days, if any, prior to September 1, 2001 on which the Closing occurs; and

               (d) Through the Closing Date, the Debtor's "Gross Margin," calculated in accordance with GAAP, for the months of June through August, 2001, shall not be less than 40%/11/, except as may be affected by the closure of Retail Stores or the liquidation of inventory as expressly approved by the Representatives;

     12.  Transaction Documents and Bankruptcy Court Approval
          ---------------------------------------------------

          The Transaction Documents shall contain such representations, warranties and conditions as are acceptable to Lenders, including but not limited to the following:

               (a) The Subco Agreement shall include the Debtor's reasonable covenants and agreements, satisfactory to Lenders, with respect to the Debtor's day to day business operations and planning prior to the Closing Date.

               (b) The Plan, the disclosure statement and the confirmation order shall be in form and substance acceptable to Lenders.

               (c) The Subco Agreement shall contain covenants, which may be waived by Lenders, requiring that as of August 4, 2001:

                    (i) the Adjusted Inventory Values shall be no less than $91,294,000; and

                    (ii) the sum of the outstanding (y) DIP Facility balance and
                    (z) Trade Payables be no greater than $78,680,000.

               (d) Other terms and conditions which would be typical in a transaction of this nature. The consummation of the Transaction contemplated hereby shall be subject to the negotiation, drafting and execution of the Subco Agreement. The Subco Agreement shall include customary representations, warranties, covenants and obligations of the parties and such other conditions to Lenders' obligation to close the Transaction as are customary in transactions of this nature including but not limited to: (a) the Debtor's

____________________

/10/ Represents a reduction of $15,958,000 from the projected Sales for such
 --
period in the Balance Sheet.

/11/ Represents a reduction of 2.31 percentage points from the projected Gross
 --
Margin for such period in the Balance Sheet.

               compliance with the Subco Agreement (in all material respects),
               (b) there being no action, suit or other proceeding pending before any court, tribunal or governmental authority in any way threatening or prohibiting the consummation of the Transaction, and (c) the Bankruptcy Court having entered the Bankruptcy Court Orders. The Subco Agreement shall also provide that Subco have at the Closing cash equity capital of no less than $15 million. Lenders' obligations under the Subco Agreement to consummate the Transaction shall not be conditioned upon the Lenders' satisfaction of either of the following contingencies: (a) Lenders' ability to procure acceptable financing or (b) Lenders' due diligence on the Debtor.

               (e) The Debtor shall agree not to cause Subco to make a 754 election under the Internal Revenue Code after the date hereof.

     13.  Purchase of Claims
          ------------------

          WM (or the designee thereof) may, in its sole discretion, purchase, acquire or otherwise undertake transactions with the holders of claims against the Debtor, and, if any such claims are purchased, the purchaser shall vote such claims in favor of confirmation of the Plan.

     14.  Hart-Scott-Rodino Antitrust Improvements Act of 1976
          ----------------------------------------------------

          The Debtor agrees to: (i) cooperate fully with WM in the preparation of any filing required by it or WM under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) provide WM with such information regarding the Debtor as WM may reasonably request in connection therewith: (iii) utilize its reasonable best efforts to make all filings required by the Debtor under HSR Act as soon as practicable but not later than July 23, 2001 and (iv) to take such other actions and file such other documents as may reasonably be necessary to diligently pursue the receipt of such governmental approvals of the Transaction, if any, as may be required by the HSR Act. Debtor and WM shall each pay one half of any filing fees and otherwise bear and pay for their respective costs and expenses incurred in respect of compliance with the HSR Act, including legal and other professional fees and expenses in connection therewith.

     15.  Debtor's Representations
          ------------------------

          Debtor, in accepting this Proposal, represents and warrants that, to the best of Debtor's knowledge and belief (except as to the representations and warranties in Section 15(a) below which shall not be so qualified), the following representations and warranties are true, complete and accurate and Debtor is not aware of any changes therefrom:

               (a) the attached schedule lists the current status, as of May 17, 2001, of all of the registered trademarks, tradenames, and domain names, utilized in the operation of Debtor's business. Debtor owns or has a license to utilize all of the trademarks, tradenames, copyrights, Internet web-sites, patents, domain names, software licenses and other similar forms of intellectual property (the "Intellectual Property") that is material for the operation of its business. Except where the failure of which would not have a "Material Adverse Effect,"as hereinafter defined, or set forth in such schedule: (i) the Debtor's use of the Intellectual Property does not infringe on any other person's rights with respect to the Intellectual Property; (ii) there are no pending or threatened infringement or other claims against the Debtor regarding its use of the Intellectual Property and (iii) the Debtor is not aware of any unauthorized use, infringement or misappropriation of any of the Intellectual Property;

               (b) the "accuracy," as hereinafter defined, of the annexed statements of profit and loss for the months January through May, 2001. "Accuracy" with regards to the statements set forth in Sections 14(b), (c) and (d) hereof, means that the information fairly presents the results of operations of the Debtor to the best of the Debtor's knowledge and belief, as of the dates set forth in such statements, and prepared in accordance with GAAP, subject to normal year-end adjustments, including the absence of a physical inventory and the absence of notes;

               (c) the accuracy of the representations with respect to the Debtor's inventory made to Wells Fargo in connection with the DIP Facility as set forth in the annexed documents, each as June 20, 2001:
                    (i)    Stock Analyzer Report by Product;

                    (ii) Revolving Line of Credit Availability Calculation -- Consolidated;

                    (iii)  Monthly Inventory Certificate;

                    (iv)   Stock Ledger Month Ended May, 2001;

                    (v)    Inventory Aging Summary by Department; and

               (d) The accuracy of the representations with respect to the Debtor's inventory as set forth in the annexed documents, each no earlier than May 31, 2001:

                    (i)    Analysis of Ineligible Inventory;

                    (ii)   Inventory SKU Status Report (6/17/01);

                    (iii)  500 SKU's Sales YTD (6/28/01); and

                    (iv)   Inventory Greater than 26 Weeks Supply (6/28/01).

     A breach by the Debtor of the representations made in Sections 15(a) (the third sentence), (b), (c) and (d) above shall have only been deemed to have occurred if the effect of the such breach(es) either singularly or in the aggregate with all other breaches of these representations would have a "Material Adverse Effect," as hereinafter defined (a "Breach"). For the purposes hereof a "Material Adverse Effect" shall be defined as any one or more facts, events or conditions which singularly or in the aggregate has or would reasonably be deemed to give rise to an adverse effect of $2,750,000 or more on the financial condition, operating results, business or prospects of the Debtor. Upon the occurrence of a breach of a representation or warranty contained in the first two sentences of Section 15(a) herein or a Breach, WM or the Lenders shall have the immediate right to terminate the Transaction contemplated by this Proposal.

     16.  Termination of the Proposal
          ---------------------------

          If this Proposal is not accepted by the Debtor on or before July 9, 2001, at 6:00 p.m. Pacific Time, then this Proposal shall expire without any further action on the part of WM.

          Please indicate your acceptance of this Proposal by signing below where indicated.


                                     Sincerely,
                                     Waterton Management, LLC


                                     By: /s/ Kenneth J. Abdalla
                                        -----------------------
                                            Kenneth J. Abdalla
                                            Its __________________

Agreed to and Accepted this
9th day of July, 2001 by

ZANY BRAINY, INC.,                           ZANY BRAINY DIRECT LLC
as Debtor and Debtor-in Possession           as Debtor and Debtor-in- Possession

By: /s/ Thomas G. Vellios                    By: Zany Brainy, Inc.,
    ---------------------
Name: Thomas G. Vellios                      its Sole Member
Title: President and Chief Executive Officer

CHILDREN'S DEVELOPMENT INC.,                 By: /s/ Thomas G. Vellios
                                                 -----------------------
as Debtor and Debtor-in Possession           Name:  Thomas G. Vellios
                                             Title: President and Chief
                                                    Executive Officer

By: /s/ Daniel J. Kaufman
   ------------------------
      Name: Daniel J. Kaufman
      Title: Vice President


CHILDREN'S DISTRIBUTION, L.L.C.,
as Debtor and Debtor-in Possession

  By: Zany Brainy, Inc., its Sole Member

By: /s/ Thomas G. Vellios
   ------------------------
   Name: Thomas G. Vellios
   Title: President and Chief Executive Officer

CHILDREN'S PRODUCTS, INC.,
as Debtor and Debtor-in Possession

By: /s/ Daniel J. Kaufman
   ------------------------
       Name: Daniel J. Kaufman
       Title: Vice President


NOODLE KIDOODLE, INC.,
as Debtor and Debtor-in Possession

By: /s/ Thomas G. Vellios
    ----------------------
    Name: Thomas G. Vellios